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                                                                    EXHIBIT 2.2



                                SUPPLEMENT NO. 1
                                       TO
                        ASSET PURCHASE AND SALE AGREEMENT



     THIS SUPPLEMENT NO. 1 TO ASSET PURCHASE AND SALE AGREEMENT is made on the 9th day of July, 1996, by and between VAN DE KAMP'S, INC., a Delaware corporation ("BUYER"), and THE QUAKER OATS COMPANY, a New Jersey corporation ("SELLER").

                              W I T N E S S E T H :

     WHEREAS, Seller and Buyer are parties to that certain Asset Purchase and Sale Agreement dated May 15, 1996 (the "AGREEMENT"), pursuant to which Seller has agreed to sell and assign to Buyer and Buyer has agreed to purchase and assume from Seller certain assets and liabilities of the Business (as defined in the Agreement) upon the terms and subject to the conditions set forth therein; all capitalized terms used and not defined in this Supplement No. 1 having the respective meanings assigned to them in the Agreement; and

     WHEREAS, by means of the execution and delivery hereof, Seller and Buyer desire to supplement, clarify and amend certain provisions of the Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth and set forth in the Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 1.1(d) of the Agreement is hereby amended by deleting the text thereof in its entirety and inserting in lieu and stead thereof the following:

     d. INVENTORIES. All raw materials, ingredients, work-in-process, finished goods and packaging materials inventories owned by Seller, used in connection with the Business, and located on the Real Property or at Seller's distribution centers or other facilities listed on SCHEDULE 1.1(d) hereto (the "DISTRIBUTION CENTERS") as of the Closing Date (the "INVENTORY"); provided, however, that with respect to those Distribution Centers located in Canada, the term "Inventory" shall include only those raw materials, ingredients, work-in-process, finished goods and packaging materials inventories which are owned by Seller and used exclusively in the Business. The term "Inventory" also shall be deemed to include the raw materials, ingredients, finished goods and packaging materials inventories which are located at the Real Property and used exclusively in the McDonald's Business.

2. Section 1.2(e) of the Agreement is hereby amended by deleting the existing clause (iii) set forth in the first sentence thereof and inserting in lieu and stead thereof the following:

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     (iii) bill-back or lump sum allowances (including in-ad coupons, slotting allowances and other similar deals) paid or reimbursed to the extent related to shipments made by the Business on or after the Closing Date.

3. Section 1.2(e) of the Agreement is hereby further amended by deleting the last sentence thereof and inserting in lieu and stead thereof the following:

     SCHEDULE 1.2(E) contains a summary of domestic trade deals outstanding as of April 30, 1996 (or, in the case of in-ad coupons, as of May 9, 1996) which have been entered into by Seller with respect to the Business.
     SCHEDULE 1.2(e) also contains a summary of trade deals outstanding as of June 26, 1996 which have been entered into by Seller in Canada with respect to the Business.

4. Section 1.2(f) of the Agreement is hereby amended by deleting the last sentence thereof and inserting in lieu and stead thereof the following:

     SCHEDULE 1.2(f) contains a summary list of all domestic coupons (including expiration dates) issued by Seller as of May 9, 1996 with respect to the Business since January 1, 1996. Schedule 1.2(f) also contains a summary list of coupons (including expiration dates) issued in Canada by Seller as of June 21, 1996 with respect to the Business since January 1, 1996.

5. The form of Transition Services Agreement to be executed and delivered by the parties at Closing pursuant to Sections 1.8(i) and 1.9(e) of the Agreement is hereby amended by deleting the existing Exhibit I to the Agreement in its entirety and inserting in lieu and stead thereof a new Exhibit I which is attached hereto as Annex I.

6. The form of McDonald's Co-Pack Agreement to be executed and delivered by the parties at Closing pursuant to Sections 1.8(l) and 1.9(h) of the Agreement is hereby amended by deleting the existing Exhibit M to the Agreement in its entirety and inserting in lieu and stead thereof a new Exhibit M which is attached hereto as Annex II.

7. Section 1.8(n) of the Agreement is hereby amended by deleting the current text thereof in its entirety and inserting in lieu and stead thereof the following:

     n. A duly executed counterpart of an agency agreement whereby Seller and/or The Quaker Oats Company of Canada Limited shall agree to operate specified facets of the Business in Canada on Buyer's behalf, in the form of EXHIBIT N hereto (the "CANADIAN AGENCY AGREEMENT").

A copy of said EXHIBIT N is attached hereto as Annex III and by this reference is incorporated into the Exhibits to the Agreement.

8. Section 1.9 of the Agreement is hereby amended by adding at the end of such section a new paragraph (l) to read in its entirety as follows:

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     l.   A duly executed counterpart original of the Canadian Agency Agreement.

9. Section 4.1 of the Agreement is hereby amended by adding at the end of such section a new paragraph (m) to read in its entirety as follows:

     m. UPC CODES. Buyer shall be entitled to use existing UPC Codes for the Products (the "UPC Codes") for a period not to exceed one year following the Closing Date, but solely to the extent such codes historically were used by the Business prior to the Closing Date.

10. Section 4.2 of the Agreement is hereby amended by adding at the end of such section a new paragraph (g) to read in its entirety as follows:

     g. UPC CODES. Buyer shall use its reasonable efforts to obtain new UPC Codes for use on the Products and to discontinue its use of Seller's UPC Codes as soon as practicable following the Closing Date. Buyer acknowledges and agrees that it has no ownership interest in any of the Manufacturer Identification Numbers contained within the UPC Codes. Seller acknowledges that Buyer shall have the right to use the 5-digit product codes contained within the UPC Codes on any new UPC Codes obtained by Buyer for use on the Products.

11. The Schedules to the Agreement are hereby modified and superseded, as applicable, to the extent set forth in Annex IV attached hereto.

12. All references to the "Agreement" in any document, instrument or agreement described in, referred to, annexed to, contemplated by or incorporated by reference in the Agreement or this Supplement No. 1 shall be deemed to mean the Agreement as supplemented by this Supplement No. 1.

13. This Supplement No. 1 shall be effective as of the date hereof. Except as expressly modified by this Supplement No. 1, the Agreement shall remain, in all respects, in full force and effect in accordance with its terms.

14. This Supplement No. 1 may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.

15. This Supplement No. 1 shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, applicable to instruments made, delivered and performed entirely within such state.

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

IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplement No. 1 on the date first above written.

                                   THE QUAKER OATS COMPANY



                                   By:____________________________
                                   Name:
                                   Title

                                   VAN DE KAMP'S, INC.



                                   By:____________________________
                                   Name:
                                   Title:


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      The following list briefly identifies the contents of the Annexes to
Supplement No. 1 (the "Supplement"), dated as of July 9, 1996, to the Asset Purchase and Sale Agreement (the "Agreement"), dated as of May 15, 1996, between Van de Kamp's, Inc. ("Buyer") and The Quaker Oats Company ("Seller"). In accordance with Regulation S-K under the Securities Act of 1933 the actual Annexes have not been filed with the Securities and Exchange Commission (the "Commission"). The Company hereby agrees to furnish supplementally a copy of any omitted Annex to the Commission upon request.

      1. ANNEX I contains a revised version of EXHIBIT I to the Agreement.

      2. ANNEX II contains a revised version of EXHIBIT L to the Agreement.

      3. ANNEX III contains a form of Agency Agreement relating to Seller's operation of its Canadian operations used in the Businesses that are the subject of the Agreement on Buyer's behalf.

      4. ANNEX IV contains updates to certain of the Schedules to the Agreement.




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